Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 14, 2005 relating to the consolidated financial statements, which appears in Blackbaud, Inc.’s Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 2, 2005